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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ADVANCED COMMUNICATIONS GROUP, INC.


         The name of the corporation is Advanced Communications Group, Inc. (the "Corporation"). The name of the Corporation as originally incorporated was New ACG, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 29, 1997 and amended by an instrument filed with the Secretary of State on October 9, 1997 to change the Corporation's name to Advanced Communications Group, Inc. This Restated Certificate of Incorporation amends and restates the Corporation's original certificate of incorporation, and amended, and was duly adopted in accordance with ss. 241 and ss. 245 of the General Corporation Law of the State of Delaware. The Corporation certifies that it has not authorized the issuance of any of its stock or received any payment therefor.

                                   ARTICLE I

         The name of the Corporation is Advanced Communications Group, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         Section 1. Authorized Capital. The Corporation shall be authorized to issue two hundred million (200,000,000) shares of capital stock, of which one hundred eighty million (180,000,000) shares shall be shares of Common Stock, $.0001 par value per share ("Common Stock"), and twenty million (20,000,000) shares shall be shares of Preferred Stock, $.0001 par value per share ("Preferred Stock").

         Section 2. Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by applicable law, to provide from time to time for the issuance of shares of Preferred Stock in one or more series, and to determine the number of shares of each series and to fix for each series of Preferred Stock such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the

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resolution or resolutions adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                   (a) the designated number of shares of such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock, and the distinctive designation thereof;

                   (b) the voting powers, full or limited, if any, of the shares of such series;

                   (c) the rights in respect of dividends on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights of priority, if any, of payment of dividends on shares of such series and any limitations, restrictions or conditions on the payment of dividends;

                   (d) the terms and conditions (including the price or prices which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of such series may be redeemed, and any limitations, restrictions or conditions on such redemption;

                   (e) the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other class, classes, or series, or other securities, whether or not issued by the Corporation;

                   (f) the relative amounts, and the relative rights or priority, if any, or payment in respect to shares of such series, which the holders of the shares of such series shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation;

                   (g) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of such series;

                   (h) the restrictions, limitations and conditions, if any, upon issuance of indebtedness and shares of the same series or of any other class or series of the Corporation during the period any shares of such series are outstanding; and

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                   (i) any other preferences and relative, participating,
         optional or other rights or limitations not inconsistent with applicable law, the provisions of this ARTICLE IV or any resolution of the Board of Directors, or a duly authorized committee thereof, pursuant thereto.

         Section 3. Reacquired Stock. Subject to the requirements of applicable law, shares of any series of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner, and retired shall have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series of Preferred Stock.

         Section 4. No Preemptive Rights. No holder of any shares of Common Stock or series of Preferred Stock, or any other security, option, warrant or right issued by the Corporation, shall have any preemptive rights to subscribe to any additional shares of Common Stock or any series of Preferred Stock, or any other security, option, warrant or right issued by the Corporation, or any security convertible into any series of Common Stock or Preferred Stock, or any other security, option, warrant or right when now or hereinafter authorized or issued by the Corporation, provided, however, subject to the rights of any holder of Common Stock or any series of Preferred Stock, that pursuant to a resolution or resolutions adopted by the Board of Directors, or any duly authorized committee thereof, the Corporation may issue and dispose of any securities (including, without limitation, Common Stock and Preferred Stock) convertible into or carrying options, warrants or other rights to purchase or otherwise acquire any other security or securities of the Corporation to such persons or other entities and upon such terms and for such consideration as the Board of Directors may determine and as may be permitted by applicable law, without offering any such securities, either in whole or in part, to the existing holders of any security of the Corporation.

         Section 5. Exclusive Rights of Common Stock. Subject to the rights of the holders of any series of Preferred Stock, and except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (each a "Director") and for all other purposes. The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

         Section 6. Voting Rights of Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, consent, waiver, release or other action.

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         Section 7. Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered in the records of the Corporation, or with any agent of the Corporation employed as the stock transfer agent of the Corporation, as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person or entity, whether or not the Corporation shall have notice of such claim, except as expressly provided by applicable law.

                                   ARTICLE V

         Section 1. Annual Meetings of Stockholders. The annual meetings of stockholders of the Corporation (each a "Stockholder" and collectively, "Stockholders") shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

         Section 2. Calling of Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of Stockholders may be called only by either (a) the Chairman of the Board of Directors, or (b) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the "Whole Board").

         Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 2 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally in the election of Directors ("Voting Stock"), voting together as a single class.

         Section 3. Chairman of Stockholder Meetings. Each annual and special meeting of Stockholders shall be presided over by a Chairman, who shall have the exclusive authority to, among other things, determine (a) whether business and nominations have been properly brought before such meetings, and (b) the order in which business and nominations properly brought before such meeting shall be considered. The Chairman of each annual and special meeting shall be the Chairman of the Board of Directors, or such person as shall be appointed by the resolution approved by the majority of the Board of Directors.

         Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 3 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal

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or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class.

         Section 4. Notice of Stockholder Business and Nominations.

              (a) Annual Meetings of Stockholders.

                   (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any Stockholder who was a Stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section .

                   (ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 4(a)(i)(C) of this ARTICLE V, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. Such Stockholder's notice shall set forth:

                   (A) as to each person whom the Stockholder proposes to
              nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including

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              such person's written consent to being named in the proxy
              statement as a nominee and to serving as a Director if elected);

                   (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                   (C) as to the Stockholder giving the notice and the
              beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner, and (3) whether the proponent intends (or is part of a group which intends) to solicit proxies from other stockholders in support of such nomination or proposal.

                   (iii) Notwithstanding anything in the second sentence of
         Section 4(a)(ii) of this ARTICLE V to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time of giving of notice provided for in this
Section 4, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or

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more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by Section 4(a)(ii) of this ARTICLE V shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Stockholder's notice as described above.

              (c) General.

                   (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 and, if any proposed nomination or business is not in compliance with this Section 4, to declare that such defective proposal or nomination shall be disregarded.

                   (ii) For purposes of this Section 4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                   (iii) Notwithstanding the foregoing provisions of this
         Section 4, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights

                   (A) of Stockholders to request inclusion of proposals in the
              Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or

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                   (B) of the holders of any series of Preferred Stock to elect
              Directors under specified circumstances.

         Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 4 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

         Section 5. Election of Directors.

              (a) Method of Election. Election of Directors at all meetings of the Stockholders at which Directors are to be elected need not be by written ballot and instead may be made by voice vote.

              (b) Required Vote. At all meetings of Stockholders at which Directors are to be elected, a plurality of the combined voting power of the then outstanding shares of Voting Stock cast thereat shall elect Directors. Each share of Common Stock shall be entitled to one vote, in person or by proxy. Each share of any series of Preferred Stock shall be entitled to that number of votes as designated by the Board of Directors in the resolution establishing such issuance or series. Cumulative voting for the election of Directors is expressly not permitted.

         Section 6. Elections Other Than For Directors.

              (a) Method of Voting. Unless and except to the extent that the By-Laws of the Corporation shall so require, all voting by Stockholders, except the election of Directors of the Corporation, need not be by written ballot and instead may be made by voice vote.

              (b) Required Vote. Subject to the rights of holders of any series of Preferred Stock, and except as otherwise provided by law, applicable stock exchange rules or this Restated Certificate of Incorporation, in all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Stockholders.

         Section 7. Inspectors of Elections; Opening and Closing the Polls. To the extent required by applicable law, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities,

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including, without limitation, as officers, employees, agents or representatives, to act at the meetings of Stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of Stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

         The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting.

         Section 8. Stockholder Inspection of Corporate Records. Except as otherwise provided by applicable law, the Board of Directors shall have the power to determine from time to time whether and, if allowed, under what conditions, circumstances and regulations the books and records of the Corporation shall be open to inspection by the Stockholders, and the Stockholders' ability to inspect any of the books and records or any other document of the Corporation are and shall be restricted or limited according to the determination of the Board of Directors.

         Section 9. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected without such a meeting by any consent in writing by such holders.

         Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 9 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

         Notwithstanding any other provision of this Restated Certificate of Incorporation, Section 9 of ARTICLE V shall only become effective upon the consummation of the Corporation's initial underwritten public offering of its Voting Stock.

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                                   ARTICLE VI

         Section 1. Corporate Governance. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

         Section 2. Number. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors constituting the Whole Board of Directors shall not be less than three nor more than twelve. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

         Section 3. Qualifications.

              (a) No person shall be nominated for election, nor elected, as a Director of the Corporation if such person (i) has attained the age of 80 as of such nomination or election, or (ii) will attain the age of 80 prior to the expiration of the term of office he is being nominated or elected for.

              (b) No person may be a Director of the Corporation after conviction of any offense under applicable law punishable by a term of imprisonment exceeding one year or by death during the period after such conviction that such person in connection with such conviction is incarcerated, on parole, subject to court order or supervision, or subject to supervision of any agency of a state or the federal government.

         Section 4. Tenure. Commencing with the first annual meeting of Stockholders, the Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the second annual meeting of Stockholders, the term of office of the second class to expire at the third annual meeting of Stockholders and the term of office of the third class to expire at the fourth annual meeting of Stockholders, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of Stockholders, commencing with the second annual meeting, (i) Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

         Section 5. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification,

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removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and Directors so chosen shall hold office for a term expiring at the annual meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Whole Board shall shorten the term of any incumbent Director.

         Section 6. Removal. Subject to the rights of the holders of any series of Preferred Stock, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

         Section 7. Rights of Classes Separately to Elect Directors. Notwithstanding anything else contained in this Restated Certificate of Incorporation, whenever holders of any one or more series of Preferred Stock shall have the right, voting separately by class, classes or series, to elect Directors at any annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Restated Certificate of Incorporation, including any applicable resolutions of the Board of Directors adopted pursuant to ARTICLE IV hereof. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those Directors, the Board of Directors shall consist of a number of Directors equal to the number of those Directors plus the number of Directors determined as provided in Section 2 of ARTICLE VI.

         Section 8. Amendment. Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this ARTICLE VI may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                                  ARTICLE VII

         Section 1. Director Amendment of By-Laws. In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal any or all of the provisions of the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent.

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         Section 2. Stockholder Amendment of By-Laws. Stockholders shall have the power to make, alter, amend and repeal the By-Laws of the Corporation by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                                  ARTICLE VIII

         Section 1. Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment, alteration or repeal of, nor the adoption of any provision inconsistent with, any provision of this Section 1 of
ARTICLE VIII, which shall in any manner increase the actual or potential liability of any Director of the Corporation, shall apply to or have any effect on the liability or alleged liability of any such Director for or with respect to actions or omissions of such Director occurring prior to such amendment, alteration, repeal or adoption.

         Section 2. Indemnification and Insurance.

              (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part

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    thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

              (b) Right of Claimant to Bring Suit. If a claim under paragraph
    (a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation,

    By-Laws, agreement, vote of Stockholders or disinterested
    Directors of the Corporation or otherwise.

              (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

              (e) Amendment. No amendment, alteration or repeal of, nor the adoption of any provision inconsistent with, any provision of Section 2 of
    ARTICLE VIII, which shall in any manner increase the actual or potential liability of any Director of the Corporation shall apply to or have any effect on the liability or alleged liability of any such Director for or with respect to actions or omissions of such Director occurring prior to such amendment, alteration, repeal or adoption.

         Section 3. Amendment. Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this ARTICLE VIII may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                                   ARTICLE IX

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon Stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE IX.

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Rod K. Cutsinger, its Chairman of the Board, President and Chief Executive Officer, this 9th day of October, 1997.


                                            By: /s/ Rod K. Cutsinger
                                                ------------------------------
                                                    Rod K. Cutsinger